UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2016

Cott Corporation

(Exact name of registrant as specified in its charter)

Canada	001-31410	98-0154711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6525 Viscount Road Mississauga, Ontario, Canada	L4V1H6

5519 West Idlewild Avenue Tampa, Florida, United States	33634
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (905) 672-1900 (813) 313-1800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

As previously announced, on June 22, 2016, Cott Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with CIBC World Markets Inc., Wells Fargo Securities Canada, Ltd., BMO Nesbitt Burns Inc., Canaccord Genuity Corp., RBC Dominion Securities Inc. and TD Securities Inc. (collectively, the “Underwriters”), for the issue and sale of 13,120,000 of the Company’s common shares, no par value (the “Common Shares”), for US$15.25 per Common Share. Pursuant to the Underwriting Agreement, the Underwriters had an over-allotment option (the “Option”), exercisable in whole or in part, at any time up until the day that is 30 days after the closing of this offering, to purchase up to 1,968,000 additional Common Shares to cover over-allotments, if any, and for market stabilization purposes. The Underwriters exercised their Option in full on June 22, 2016. The offering and sale of 15,088,000 of the Company’s Common Shares closed on June 29, 2016.

In connection with the foregoing, the Company is filing as Exhibit 5.1 to this Current Report on Form 8-K the opinion and consent of Goodmans LLP with respect to the validity of the offered Common Shares, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

5.1	Opinion of Goodmans LLP.

23.1	Consent of Goodmans LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cott Corporation
(Registrant)

By:	/s/ Marni Morgan Poe
Marni Morgan Poe
Vice President, General Counsel and Secretary

June 29, 2016

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Goodmans LLP.

23.1	Consent of Goodmans LLP (included in Exhibit 5.1).

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